                                                                   EXHIBIT 10.25

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                   PRIME VENDOR AGREEMENT FOR PHARMACEUTICALS

THIS AGREEMENT made December 23, 2003 and effective as of January 1, 2004 (the "Effective Date"), is between McKesson Corporation ("McKesson"), a Delaware corporation with its principal place of business at One Post Street, San Francisco, California 94104, and Omnicare, Inc. ("Omnicare"), a Delaware corporation with its principal place of business at 1600 RiverCenter 100 East RiverCenter Blvd. Covington, Kentucky 41011. McKesson Health Systems ("MHS") is a division of McKesson.

     WHEREAS, MHS is engaged in the business of wholesale distribution of pharmaceuticals and the provision of related goods and services. Omnicare provides healthcare services to its communities. Omnicare desires to avail itself on behalf of its owned and managed facilities of MHS' distribution and other services upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

1.   DEFINITIONS

     Except as otherwise stated herein, capitalized terms used in this Agreement will have the meanings set forth in Exhibit A hereto.

2.   APPOINTMENT AND COMMITMENT

     2.1 Appointment of Prime Vendor. Omnicare agrees to purchase from MHS at least [ ** ] of the requirements for Pharmaceutical Products of Omnicare and the Omnicare Facilities, net of Permitted Purchases, as hereinafter defined ("Volume Net Purchase Percentage Requirement").

          2.1.1 The term "Pharmaceutical Products" shall mean [ ** ] (subject to clause (vi), below), [ ** ]. The term "Permitted Purchases" shall mean (i) purchases of [ ** ] pursuant to Section 5.1; (ii) purchases for [ ** ], but only if such purchase is pursuant to a contractual commitment of such [ ** ]; (iii) direct purchases of [ ** ], not to reduce overall compliance to below [ ** ]; (iv) purchases from [ ** ]; (v) purchases of [ ** ] that, as of the Effective Date, does not fall within the definition of Pharmaceutical Products (for example, [ ** ]), but which during the term of this Agreement [ ** ], but only to the extent [ ** ]; and (vi) purchases of [ ** ]. For the removal of doubt, nothing in this Agreement shall obligate Omnicare to purchase products or services now or hereafter offered by divisions of McKesson other than MHS that are not Pharmaceutical Products (e.g., robotics, medical surgical supplies, healthcare information systems.)

          2.1.2 To fulfill the Volume Net Purchase Percentage Requirement, Omnicare agrees: (i) to purchase [ ** ] and (ii) to purchase [**].

     2.2 Omnicare Facilities. The term "Omnicare Facility" shall be defined as a facility now or hereafter owned or controlled by Omnicare that orders, dispenses, handles, packages, repackages, stores or otherwise use pharmaceutical products, including, but not limited to, a pharmacy, repackaging operation and/or warehouse location, and Omnicare Purchasing Company, L.P.; provided that (i) any such facility that is controlled but not owned by Omnicare shall not be included as an "Omnicare Facility" under this Agreement unless such facility meets MHS's reasonable credit requirements and (ii) any such facility, whether owned or controlled by Omnicare, shall not be included as an "Omnicare Facility" under this Agreement without the prior written consent of McKesson if the addition of such facility would materially alter the average cost to serve Omnicare's then existing Omnicare Facilities. A list of all current Omnicare Facilities, including their respective addresses and estimated monthly purchasing volume, is attached to this Agreement as Exhibit B and incorporated herein by this reference. Upon the addition of any such Omnicare Facility, Exhibit B will be amended.

3.   TERM AND TERMINATION

     3.1 This Agreement shall supersede the Restated MHS Health Systems Agreement to Serve Omnicare, Inc. as Primary Supplier of Pharmaceuticals (dated March 23, 1998), as amended, and shall expire on October 31, 2010, unless sooner terminated in accordance with its terms.

     3.2  This Agreement may be terminated prior to expiration only as follows:

          3.2.1 Omnicare may terminate this Agreement (i) upon McKesson changing its pricing schedule to Omnicare except in accordance with the terms hereof, (ii) upon the Omnicare group service level falling below 90% for a quarter, or (iii) upon the failure of McKesson's order management systems to perform the ordering functions for a consecutive fifteen (15) days or more or (iv) in accordance with
               Section 13.1. McKesson may terminate this Agreement in accordance with Sections 4.1.3 and 13.1. Either party may terminate this Agreement upon (i) the other party's failure to make any payment due hereunder within fifteen (15) days following written notice of such failure or (ii) any other material breach of the Agreement by either party which remains uncured forty-five (45) days following written notice thereof.

          3.2.2 Upon the occurrence of any of the following events to a party, the other party may, without prejudice to its other rights, terminate this Agreement upon written notice:

               3.2.2.1 If such party shall wind up, liquidate, or dissolve itself; or

               3.2.2.2 If such party shall file any petition under any bankruptcy, reorganization, insolvency or moratorium laws, or any other law or laws for the relief of or in relation to the relief of debtors; or

               3.2.2.3 If such party shall file any involuntary petition under any bankruptcy statute or a receiver or trustee shall be appointed to take possession of all or a substantial part of its assets which has not been dismissed or terminated within sixty (60) days of the date of such filing or appointment; or

               3.2.2.4 If such party shall make a general assignment for the benefit of creditors or shall become unable or admit in writing its inability to meet its obligations as they mature; or

               3.2.2.5 If such party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger.

          3.2.3 Omnicare shall have the right to terminate this Agreement immediately if McKesson sells all or substantially all of its assets to a person who is not controlling, controlled by, or under common control with McKesson, or there is a change in control of McKesson. For the purposes of this Agreement, a "Change In Control" shall mean a merger, consolidation or other corporate reorganization following which 50% or more of the outstanding McKesson stock or voting power is owned by a person or persons other than the owners immediately prior to such event.

          3.2.4 Omnicare shall have the right to terminate this Agreement on [ ** ] days' prior written notice if McKesson shall [ ** ].

     3.3  Continuing Obligations. In the event of a termination hereunder:

          3.3.1 Obligations Incurred Prior to Termination. The liability of Omnicare Facilities for obligations incurred prior to the effective termination date, for finance charges and for all costs of collection, including reasonable attorneys' fees, shall survive termination.

          3.3.2 Obligation for Additional Products. Omnicare shall be obligated to purchase from MHS all Additional Products that (i) have been purchased by MHS exclusively for Omnicare as of the date of such termination or notice of termination and (ii) cannot be returned by MHS to the vendor for a full refund. Omnicare shall pay the original invoice price charged to MHS by the vendor of such Additional Products or the contract price in effect at the time of purchase by Omnicare, if lower, less any cash discount received by MHS. Any such Additional Product will be saleable, undamaged, have at least six months dating (with the exception of private label items) and will be delivered in one shipment to Omnicare or to a destination designated by Omnicare. Omnicare shall also be liable for all shipping charges that would otherwise be charged pursuant to the terms of this Agreement.

          3.3.3 The following provisions of this Agreement will survive termination or expiration of this Agreement in accordance with their terms: Section 4.6.6 (Late Payment Fees), Section 4.6.7 (Right to Change Payment Terms), Section 3.3 (Continuing Obligations), Section 12 (Confidential Information), 13.13 (Special Indemnity), 13.15 (Governing Law) and 13.16 (Entire Agreement).

4.   PRICING AND PAYMENT

     4.1 [ ** ]. From the date of this Agreement through [ ** ], sale of Products to Omnicare shall be [ ** ]. Beginning [ ** ], subject to Section
     4.2 below, McKesson agrees to distribute and sell Products to Omnicare Facilities [ ** ], as set forth in the following Pricing Matrix. Omnicare may elect to change its payment terms among those set forth in Section 4.6.3, subject to credit approval, [ ** ]. In the event of such change the pricing set forth in the applicable Pricing Matrix will be adjusted in accordance with the following table:

Terms    Adjustment
-----    ----------
[ ** ]       [ ** ]

[ ** ]       [ ** ]

[ ** ]       [ ** ]

[ ** ]       [ ** ]

               PRICING MATRIX FOR NON-RETAIL OMNICARE FACILITIES**

------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------

------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------
[ ** ]   [ ** ]   [ ** ]
------------------------

                PRICING MATRIX FOR RETAIL OMNICARE FACILITIES***

------------------------------------
                              7 Day
     Average Monthly         Payment
Retail Volume Per Facility    Terms
------------------------------------
[ ** ]                       [ ** ]
------------------------------------
[ ** ]                       [ ** ]
------------------------------------
[ ** ]                       [ ** ]
------------------------------------
[ ** ]                       [ ** ]
------------------------------------
[ ** ]                       [ ** ]
------------------------------------
[ ** ]                       [ ** ]
------------------------------------
[ ** ]                       [ ** ]
------------------------------------

------------------------------------

     **Pricing incorporates the elimination of [ ** ]. Omnicare reserves the right to review[ ** ].

     ***Retail Facilities will receive [ ** ].

          4.1.1 For purchases of Contract Products "Cost" shall mean the Contract Price.

          4.1.2 For purchases of Products that are not Contract Products, "Cost" shall mean manufacturer's published wholesale acquisition cost (exclusive of cash discounts) on the date invoice to an Omnicare Facility, adjusted for selected bonus goods, manufacturers' off-invoice allowances and special manufacturer's deal prices to be made available to an Omnicare Facility in accordance with MHS' established policies.

          4.1.3 The pricing matrix is based on Omnicare [ ** ]. If the actual [ ** ] falls below [ ** ]. If within [ ** ] the parties are unable to agree on appropriate [ ** ] prior written notice.

          4.1.4 "[ ** ]" will be determined by [ ** ] the most recent [ ** ]. Pricing will be evaluated each [ ** ] based upon the [ ** ]. Should the total [ ** ] purchases. This [ ** ] will result in one [ ** ]. This [ ** ] together with [ ** ] under this agreement that are stated to be payable in accordance with this Section 4.1.4, shall be applied within [ ** ] of the end of a [ ** ]. [ ** ] on all such [ ** ] at an [ ** ], starting with the [ ** ] in which the [ ** ]. References in this Agreement to "[ ** ]," "[ ** ]" or "[ ** ]" or similar terms other than "[ ** ]" shall mean the [ ** ].

          4.1.5 Pricing in this Agreement is based upon [ ** ]. In the event of any [ ** ] from any manufacturer [ ** ], Omnicare and MHS will [ ** ], as the case may be. Should Omnicare and MHS [ ** ], provided that [ ** ] after reasonable written notice thereof, and such purchase [ ** ], provided that nothing in this Section 4.1.5 shall [ ** ].

     4.2 Specially Priced Product. The purchase price for selected Products, including, without limitation, generic products sold under MHS proprietary generics programs (e.g., OneStop, Network Net), repackaged pharmaceuticals, private label products, health and beauty care products, medical surgical supplies, home health care/durable medical equipment, Products acquired by MHS from vendors not offering customary cash discounts or other terms, and other specialty; slow moving; non-pharmaceutical; and/or net-billed Products will not be based upon the [**] described in Section 4.1 above, but will instead be billed in accordance with the terms and conditions established by MHS (including applicable markup) for such Products. Products described in this paragraph are sometimes referred to as "Specially Priced Products." Exhibit C sets forth, for illustration purposes only, a representative sampling of the principal types of Specially Priced Product and their prices as of the dates indicated.

     4.3 Taxes. The foregoing pricing does not include any applicable sales, use, business and occupation, or other taxes on the sale of Products hereunder (other than taxes on McKesson's net income), which will be added to the pricing of Products sold to Omnicare Facilities.

     4.4 [ ** ]. The foregoing pricing [ ** ]. No [ ** ] or a [ ** ] in which [ ** ].

     4.5 Cost Verification. Upon prior written notification, invoices reflecting MHS' acquisition cost shall be made available for audit by a representative of Omnicare during business hours.

     4.6  Credit and Payment

          4.6.1 MHS will invoice direct to Omnicare for all Products ordered and shipped. Omnicare shall be responsible for payment of goods and services provided by MHS to Omnicare.

          4.6.2 Invoices shall be in one of MHS's standard forms selected by the Omnicare.

          4.6.3 Payment Terms: The following payment terms options for Products covered by this Agreement are available to Omnicare, on at least thirty (30) days' prior notice, effective beginning in the quarter following such notice; unless, at the time of any election by Omnicare to change its payment terms, its financial condition is not, in the reasonable opinion of MHS, adequate to support such new terms.

               4.6.3.1 7-Day Prepayment Terms: The prepayment is a one-time payment equivalent to seven (7) days worth of purchases (based on the most recent three-month purchase history) which is held as a deposit by MHS. The amount of the required deposit will be adjusted quarterly, and may be adjusted as often as monthly, to cover increases or decreases in purchase volume. Following such one time payment, all purchases are payable as set forth below under 15 Day Payment Terms. Payment is required via ACH or other EFT acceptable to MHS.

               4.6.3.2 7-Day Payment Terms: Invoices dated from Monday through
                    Friday are due and payable by Tuesday of the following week. Payment is required once a week via ACH or other EFT acceptable to MHS Payment is required via ACH or other EFT acceptable to MHS.

               4.6.3.3 15-Day Payment Terms: Invoices dated from the 1st to the
                    15th of the month are due and payable on the 22nd day of the same month. Invoices dated from the 16th to the end of the month are due and payable on the 7th of the following month. Payment is required via ACH or other EFT acceptable to MHS.

               4.6.3.4 30-Day Payment Terms: Invoices dated from the 1st to the end of the month are due and payable on the 15th of the following month. Payment is required via ACH or other EFT acceptable to MHS.

               4.6.3.5 Other Payment Terms: As mutually agreed by the parties.

          4.6.4 For purposes of this Agreement, "due and payable" means that Omnicare shall make any payments due hereunder on such earlier date as shall be required to provide MHS with good funds in hand on each of the designated due dates specified in the Payment Term section of this Agreement. Omnicare may defer payment with respect to any shortage in a shipment, but only to the extent of such shortage and only if Omnicare has notified MHS of such shortage within three (3) business days of receipt of the shipment.

          4.6.5 If Omnicare continues to elect 7 Day Payment Terms, if the payment due date is a holiday, payment is due and payable on the following day. If Omnicare elects any other Payment Terms, if the due date falls on a weekend day or holiday, payment is due and payable on the preceding business day.

          4.6.6 Late Payment Fees. Payment by either party other than as stated will result in a late payment fee equal to [ ** ]. The late payment fee shall be calculated on the basis of [ ** ]. The late payment fee shall be payable in arrears on the 10th and 25th of each month.

          4.6.7 Right to Change Payment Terms. Without limiting MHS's rights under this Agreement or applicable law, which rights are hereby expressly reserved, MHS reserves the right to change a payment term (including imposing the requirement of cash payment upon delivery with an adjustment in pricing consistent with the pricing matrix in Section 4.1 plus associated additional handling charges) or limit total credit, if Omnicare fails to make any payment in accordance with the terms of this Agreement, except for Excluded Late Payments. "Excluded Late Payments" shall mean
               (i) payments made during the [ ** ] and at a time when [ ** ] and
               (ii) payments made during the [ ** ] at a time when [ ** ]; provided that the payments described in clauses (i) and (ii) occur during the [ ** ]; provided further that the payments described in clauses (i) and (ii) are [ ** ].

          4.6.8 [ ** ]. Omnicare shall have the right, on a quarterly basis, effective for the following quarter, to elect to have part of its [ ** ]. Until the first such election, Omnicare's [ ** ] will reflect a [ ** ]. This [ ** ] will be reported and disclosed consistent with Section 13.11.

          4.6.9 [ ** ]. Every [ ** ] that is not [ ** ] will be entitled to receive a [ ** ], payable at [ ** ]. This [ ** ] will be reported and disclosed consistent with Section 13.11.

          4.6.10 [ ** ]. Omnicare's pricing will be [ ** ]. [ ** ] will be determined by [ ** ], provided that if the inclusion of any Omnicare [ ** ].

          [ ** ]         [ ** ]
          o     [ ** ]
          o     [ ** ]   [ ** ]
          o     [ ** ]   [ ** ]

          4.6.11 [ ** ]. If an Omnicare facility elects to [ ** ], the appropriate pricing schedule [ ** ]. Omnicare or any Omnicare Facility may elect to [ ** ]. McKesson reserves the right to disallow a [ ** ].

5.   DISTRIBUTION SERVICES

          5.1.1 Agreement to Distribute. Subject to the pricing and other terms and conditions of this Agreement, MHS agrees to sell and distribute all pharmaceutical products (whether over-the-counter, prescription, or scheduled pharmaceuticals) and related healthcare products normally stocked by a wholesale pharmaceutical distributor ("Pharmaceutical Products") to eligible Omnicare Facilities. An Omnicare Facility may from time to time request that additional products ("Additional Products") be stocked by MHS to satisfy such Omnicare Facility's reasonable needs. Such request shall be in writing, shall be accompanied by a utilization estimate of the Additional Products meeting the manufacturer's minimum order requirements. All manufacturers of Additional Products must offer industry standard trade terms and must meet MHS' standard indemnification, insurance and other requirements to become an approved vendor. Subject to Section 2.1.2, sales and distribution may be on a Direct Store Sales or Dock-to-Dock basis.

                    5.1.1.1 "Direct Store Delivery" shall mean sales from
                         McKesson's inventory to non-warehouse Omnicare Facilities.

                    5.1.1.2 "Dock-to-Dock" sales shall mean sales of products
                         pursuant to orders which are outside of normal direct store delivery to Omnicare Facilities supported by MHS' forward distribution centers and which are not received into MHS' inventory system, but are either shipped directly to Omnicare Facilities by the manufacturer or are manually received by McKesson and sent to Heartland/Vanguard, Dock-to-Dock sales shall include, without limitation, drop shipments,

          5.1.2 Ordinary course orders for products to be shipped to Omnicare non-warehouse facilities in normal volumes and regular purchase velocity will be handled as Direct Store Delivery. For purposes of certainty, notwithstanding anything in this Agreement to the contrary, [ ** ]. Orders that are in excess of [ ** ], except that the following categories of sales [ ** ]:

          5.1.3 Sales of [ ** ], orders which are (i) consistent with [ ** ] made at least [ ** ]; (ii) repeated in [ ** ]; (iii) from vendors that have approved such [ ** ]; (iv) as to which Omnicare agrees to purchase [ ** ].

          5.1.4 [ ** ], upon such prior notice as is reasonably required for the parties to obtain [ ** ], which shall initially be no less than [ ** ], and which shall be adjusted by good faith agreement of the parties based on their joint experience in obtaining such approval.

     5.2  Ordering.

          5.2.1 Electronic Transmission. All Omnicare Facilities purchasing Products hereunder are required to transmit their orders electronically via MHS's toll-free order entry system.

     5.3  Delivery.

          5.3.1 Scheduled Deliveries. MHS will make one (1) delivery per day, Monday through Friday (excluding holidays), to each of the Omnicare Facilities. MHS will make all Monday - Friday regular deliveries to Omnicare no later than 10:00 am. MHS will pay the individual Omnicare location [ ** ] for any delivery that is delivered later than [ ** ].

          5.3.2 Order Transmission Times. Orders transmitted to MHS by the local distribution center's order transmission deadline shall be delivered on the next business day. Order cut off time for transmissions Sunday through Thursday shall be no earlier than 7:00 pm.

          5.3.3 F.O.B. All deliveries of Products will be F.O.B. destination to the Omnicare Facilities within the United States at their respective addresses set forth on Exhibit B, except in the states of Hawaii and Alaska in which delivery fees may apply.

          5.3.4 Transportation. MHS may make deliveries to Omnicare Facilities by MHS's trucks, common carriers or other means selected by MHS.

          5.3.6 Emergency Service. MHS provides emergency service twenty-four
               (24) hours per day, seven (7) days per week. MHS will make available to each Omnicare Facility emergency telephone and pager numbers for primary and secondary contacts at each distribution center which services such Omnicare Facility. Extraordinary delivery costs (e.g., air freight shipments and after hours delivery services) will be at the expense of the Omnicare Facility. Each Omnicare Facility will be allowed [ ** ]. Each [ ** ] will be subject to the fee table below:

          ------------------
          Via:        Fee:
          ------------------
          Will Call   [ ** ]
          ------------------
          Ground      [ ** ]
          ------------------
          Two Day     [ ** ]
          ------------------
          Overnight   [ ** ]
          ------------------

               *Note: There are restrictions on hazardous items (which are shipped via ground courier) and controlled substances (which must be filled by the primary Distribution Center).

          5.3.7 Disaster Plan. MHS has a plan to provide for delivery in the event of a natural disaster. MHS's local distribution center will assist the Omnicare Facility in developing and implementing a custom procurement plan to respond to natural disasters which affect such Omnicare Facility and/or such distribution center.

          5.3.8 Alternate Sourcing of Product. In the event a distribution center is out of a particular product, MHS can ship shorted product(s) from another MHS distribution center and the product will be delivered within 48 hours. When requested by an Omnicare Facility before 1:00 pm, MHS will make reasonable efforts to have the required product alternate sourced and delivered within 24 hours of the request.

          5.3.9 Shipments will be in accordance with all applicable regulations and packaging requirements. Cytotoxic agents are shipped in special plastic wrapped bags with special oncology logo attached for identification purposes. All products that are temperature sensitive will be shipped with the appropriate protective packaging.

          5.3.10 Order Separation by Department or Cost Center. MHS agrees to deliver Product to an Omnicare facility sorted by the designated departments if Omnicare transmits orders separated by department via McKesson's electronic ordering system.

          5.3.11 Material Safety Data Sheet. When requested by an Omnicare Facility, MHS will provide Material Safety Data Sheets.

     5.4 Returned Goods. Subject to applicable law, MHS will process returned goods for items purchased by Omnicare from MHS, in accordance with this Return Goods Policy (which is subject to change by MHS under the circumstances described in Section 5.4.6, effective upon thirty (30) days' prior notice to Omnicare), as follows:

          5.4.1 Definitions

               5.4.1.1 Saleable Products shall include the following:

                    o Products are determined saleable by MHS based upon the ability to resale the item without special handling, refurbishing or other expense; or

                    o Saleable Products must have dating of the then current month plus six (6) months remaining until expiration. Exceptions to this dating policy are:

                              i) Refrigerated and other temperature-controlled Products; or

                              ii) Products deemed permanently short-dated by MHS
                                  and manufacturers.

                    In the above-specified instances as set forth in Subsections 5.4.1.1(i) and (ii), the Omnicare Facility shall be permitted to return the Products within the then current month plus three (3) months remaining until expiration.

               5.4.1.2 Unsaleable Products shall include the following:

                    o    Products with less than the then current month plus six
                         (6) months remaining until expiration;

                    o    Products with torn or damaged packaging;

                    o Products without labels attached (prescription or price sticker);

                    o    Products that are soiled, stained or worn;

                    o Products that fail to have a safety or security seal intact; and

                    o Products requiring special handling (i.e. biological or other temperature-controlled products) and that do not require Omnicare Facility's signature to assure that the Product has been stored and protected under proper conditions specified by the manufacturer.

               5.4.1.3 MHS reserves the right to determine whether a Product is saleable or unsaleable upon inspection of the returned item.

          5.4.2 Products Authorized For Return to MHS:

               5.4.2.1 Saleable Product and Unsaleable Product purchased from
                    MHS, unless otherwise blocked for return by a manufacturer or by MHS;

               5.4.2.2 Unsaleable Products purchased from MHS which can be returned by MHS to the manufacturer according to their policy;

               5.4.2.3 McKesson Private Label Products (Value-Rite(R), Health
                    Mart(R), SunMark(R); and

               5.4.2.4 Products recalled by a manufacturer or in the case of a manufacturer withdrawing the Product from market.

               5.4.2.5 Products not eligible for return shall include the following:

                    o    Products that were not purchased from MHS;

                    o    Products that are not physically carried by MHS;

                    o Expired Products that go beyond a manufacturer's acceptable return period;

                    o    Saleable Products that have been improperly stored;

                    o    Unsaleable returns on Customer's private label
                         Products;

                    o Repackaged Products (includes RxPak, overbag or "Robot-ready" products);

                    o Products discontinued by manufacturer and no longer stocked by MHS;

                    o Partial bottles, liquids and other containers (except in the instance of recall of a Product);

                    o Schedule II Controlled Substances (as evaluated on individual return requests); and

                    o Products damaged or defaced at the Omnicare Facility's location or on the shelf.

          5.4.3 [ ** ]. MHS will provide the following [ ** ] as calculated from the date of [ ** ]:

          ---------------
          [ ** ]   [ ** ]
                   [ ** ]
                   [ ** ]
          ---------------
          [ ** ]   [ ** ]
                   [ ** ]
          ---------------
          [ ** ]   [ ** ]
          ---------------
          [ ** ]   [ ** ]
          ---------------

          5.4.4 Omnicare Facility Eligibility

               Any existing or future owned or managed Omnicare Facility shall be eligible for returns and percentage of credit provided under this Agreement.

          5.4.5 Pricing Determination on Returned Goods

               MHS will use the invoice price when an Omnicare Facility provides a valid invoice number.

               If no invoice number is provided, the following pricing rules will apply:

               o For Products which are Contract Products on the date the return authorization is created, an Omnicare Facility will be credited the contract price.

               o For non-Contract Products, an Omnicare Facility will be credited a weighted average price based on such Omnicare Facility's past 12 month purchase history.

               o For non-Contract, Generic Products, an Omnicare Facility will be credited the lowest price paid by such Omnicare Facility over the past 12 months.

               o For non-Contract Products purchased more than 12 months prior to the date the return authorization is created, an Omnicare Facility will be credited the manufacturer's published acquisition cost (exclusive of cash discounts) on the date of the of the return authorization.

               Final credit issued is based upon the condition and timing of returned goods to MHS.

          5.4.6 Notification of Changes

               MHS reserves the right to change the above stated Returned Goods Policy at any time with thirty (30) days' notification to Omnicare, provided such changes are in response to changes in applicable law or other governmental requirements or reflect changes in manufacturer return policies.

     5.5 Product Warranty. McKesson warrants and guarantees to Omnicare that as of the date of delivery, the Products will not be adulterated, misbranded or counterfeit drugs within the meaning of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq., as amended (the "Act") and in effect at the time of such delivery or within the meaning of any applicable state or municipal law and such Product is not, at the time of such delivery, merchandise which may not be introduced into interstate commerce under the provisions of Sections 404 or 405 of the Act (21 U.S.C. 344 and 355).

6.   SERVICE LEVEL

     [ ** ]. For purposes of this Agreement, the following inventory management definitions and service level performance commitments are outlined below:

     6.1  Definitions:

          6.1.2 [ ** ] shall mean an MHS system that [ ** ]. Items [ ** ]. The [ ** ] are determined by [ ** ]. Specifically, the last [ ** ] are used to determine an [ ** ]. The last [ ** ] towards the most [ ** ]. [ ** ] are set at the account level. Items that are [ ** ]. For example, [ ** ]. Items with variability in actual or anticipated demand are typically [ ** ].

               This program is not designed to restrict the customer's ability to do business effectively. If an Omnicare facility [ ** ]. MHS requires at least [ ** ]. If the [ ** ] exceeds [ ** ], MHS will require [ ** ]. A [ ** ] will also require [ ** ]. MHS will provide Omnicare on a [ ** ]. [ ** ] applied to Omnicare orders shall be [ ** ].

          6.1.3 Manufacturer Unable to Supply (MUS) items are items unable to be supplied due to the manufacturer's inability to meet market demand. These are shortages typically greater than 3-5 business days. Orders received partially complete, orders received after their scheduled delivery day, and orders not shipped to the distribution center leading to an omit are classified as a MUS. MHS will validate with the supplier the reason of the shortage and expected resolution. The reasons for MUS may include production delays, quality control issues, raw material shortages, discontinuation of product, and recalls.

          6.1.4 Temporary outs shall mean short term outages that are not attributed to a manufacturer supply issue. The reasons for temporary outs may include:

                    o    Lead time variability

                    o    Demand variability

                    o    Cycle count discrepancies

                    o    Delays in receiving

     6.2 MHS shall maintain a [ ** ]% line adjusted service level on Omnicare's top 200 dollar volume items and a [ ** ]% line adjusted service level on all of Omnicare's items. Service Level is defined as the total number of lines shipped divided by the total number of lines ordered, minus the following exclusions:

               o    Manufacturer Unable to Supply (MUS)

               o    Products not stocked by MHS

               o    All discontinued items

               o    Product reordered within 48 hours of an original shortage

               o Products whose usage exceed 150% of the most recent average without notice

               o Products supplied through alternate source or product substitution delivered by the following day

          Partial lines will be counted as the actual percentage of the line filled (e.g., 6 of 10 equal 60% of the line.

     6.3 In the event MHS fails to maintain the [ ** ], MHS will credit such Omnicare Facility in an amount equal to [ ** ]. So long as MHS is current in the crediting of such amounts, such failure shall not in itself constitute a default hereunder.

     6.4 MHS will provide Omnicare a monthly summary of all items omitted due to manufacturer unable to supply (MUS). This summary shall be in an electronic media format to be mutually agreed to by the parties within thirty (30) days of the start of this Agreement.

     6.5 Implementation of New or Newly Acquired Omnicare Facilities. New or newly acquired Omnicare Facilities [ ** ] of (i) [ ** ] and (ii) such [ ** ].

7.   CONTRACT MANAGEMENT

     7.1 MHS agrees to service all manufacturers' contracts negotiated by Omnicare, provided such manufacturers are approved suppliers of MHS that have satisfied its indemnification, insurance and other corporate requirements. Products will be supplied at Omnicare's negotiated contract price plus MHS' applicable markup or discount as described in the Cost of Goods section above.

     7.2 MHS is able to [ ** ]. MHS will load [ ** ]. MHS will load the files electronically or manually depending on the medium in which the bid file data is furnished to MHS. All [ ** ]. As deemed eligible by manufacturers, for [ ** ], Omnicare will receive [ ** ], unless Omnicare notifies MHS otherwise.

     7.3 MHS shall have up to forty-five (45) days to perform the initial loading of a group purchasing organization contract from receipt of the notification from the group purchasing organization. Thereafter, MHS will load vendor contract updates within five (5) business days after the applicable bid file data is furnished to MHS by Omnicare's group purchasing organization and confirmed by the vendor.

     7.4 An Omnicare Facility's eligibility for participation under a vendor contract must be authorized by the vendor, Omnicare and/or Omnicare's group purchasing organization before the contract is loaded by MHS for such Omnicare Facility. Each Omnicare Facility and Omnicare shall be liable for unpaid chargebacks resulting from eligibility issues. Omnicare is also responsible for denied chargebacks do to the lack of proper notification of group membership.

     7.5 In the event a vendor: (i) makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or if a receiver or trustee is appointed with respect to a substantial part of the vendor's property or a proceeding is commenced against it which will substantially impair its ability to pay on chargebacks; or (ii) otherwise defaults in the payment of chargebacks to MHS, each Omnicare Facility shall be invoiced and become liable for the unpaid chargebacks allocable to its purchases from such vendor.

     7.6 Price Discrepancy Process. The MHS contract pricing specialist assigned to Omnicare will [ ** ] to address price file accuracy. Omnicare will submit to MHS at [ ** ]. Omnicare will use [ ** ] to submit all claims for such credits and any other documentation related to the pricing discrepancy [ ** ]. With the data received from Omnicare, MHS will [ ** ]. All discrepancies between Omnicare's information and the MHS file information will be [ ** ].

     7.7 Should pricing information from Omnicare and the MHS contract pricing file conflict, the documentation from the manufacturer shall take precedence. Omnicare has the right to directly contact the manufacturer for verification of contract pricing.

     7.8 As a result of MHS research, if credit is required to correct a contract pricing error, MHS will complete this process within fifteen
          (15) days of verification of the correct price.

     7.9 MHS will credit Omnicare for all price errors that are validated during this fifteen (15) day period; in the event that MHS is unable to complete its research within the fifteen (15) day period, MHS will reimburse Omnicare for the reported price discrepancies. Such credit will be offset by researched and reconciled addbills from denied chargebacks by manufacturers, and approved for payment according to the then current payment terms if the dollar amount of addbills exceed credit and rebills.

     7.10 Omnicare shall be responsible for notifying vendors and MHS of any change in membership. Each Omnicare Facility's membership must be authorized by the vendor and the group purchasing organization before contracts are loaded to the account. (Notification should be sent to the National Processing Center, McKesson Health Systems, 1220 Senlac, Carrollton, TX 75006.) The membership notification process can be set up for electronic transmission.

     7.11 When requested by Omnicare, MHS will provide reasonable pricing verification and/or proof of delivery for shipments pursuant to a bona fide request by Omnicare.

8.   ORDERING EQUIPMENT AND REPORTS

     8.1 One (1) Telxon hand held electronic order entry unit with a bar code scanning wand will be supplied to each Omnicare Facility at no charge upon such Omnicare Facility's request. Additional Telxon units are available for Thirty-Five Dollars ($35.00) per month per Telxon. To accommodate annual physical inventories, a reasonable number of additional Telxon units will be loaned to Omnicare Facilities at no charge for a 3-week period, not to exceed four such requests per year.

     8.2 MHS will provide each Omnicare Facility one (1) EconoLink system (hardware and software) at no charge. Additional EconoLink systems (software and hardware) are available for One Hundred Fifty Dollars ($150.00) per month per system.

     8.3 MHS shall provide Omnicare Corporate Headquarters with three (3) Group EconoLink2000 Group Reporting systems for IHN and corporate office management reporting.

     8.4 MHS shall retain title to all hardware provided hereunder and Omnicare Facilities shall return same to MHS upon the earlier of termination of this Agreement or termination of such Omnicare Facility's use of MHS as Prime Vendor.

     8.5 As an alternative to the EconoLink system, Supply Management Online is offered to each Omnicare Facility at no additional charge.

     8.6 In the event MHS discontinues use of Telxon, EconoLink2000 system, Group EconoLink2000 system and/or Supply Management Online during the term of this Agreement, and replaces it with another service offering, MHS will make such replacement offering available to Omnicare Facilities at no additional charge.

     8.7 Shelf Labels & Price Stickers. MHS will supply each Omnicare Facility with bar-coded shelf labels and price stickers free of charge via the EconoLink or SMO functionality.

9.   ACCOUNT MANAGEMENT

     9.1 Account Manager. MHS shall furnish to all Omnicare Facilities a professional account manager knowledgeable in the various aspects of pharmacy purchasing to assist on an as-necessary basis in inventory control and management, ordering processes and problem solving. Routine visits shall be made monthly unless otherwise determined between MHS and the Omnicare Facility. Business Planning and Review Meetings will be scheduled quarterly.

     9.2 Quarterly Business Reviews. Omnicare and MHS shall conduct quarterly business reviews to include appropriate management and maintain focus on the critical metrics of performance within the scope of this Agreement, and the key initiatives for the success of both organizations. Following execution of this Agreement, the parties will work together in good faith to develop a plan for achieving additional savings, based on automation, McKesson consulting services, supply chain management and other appropriate savings mechanisms, beyond those savings realized by Omnicare due to pricing and inventory turns under this Agreement and the prior supply agreement between the parties.

10.  OMNICARE'S REPRESENTATION

     Omnicare represents that:

     10.1 Omnicare understands that nothing herein shall restrict or limit MHS in any way with respect to the prices it may charge to Omnicare Facilities for products not covered under this program.

     10.2 All purchases hereunder by Omnicare Facilities are for their "own use" as that term is defined in Abbott Laboratories et al. v. Portland Retail Druggists Association, Inc., et al., decided by the U.S. Supreme Court on March 24, 1976.

11.  [ ** ]

     11.1   [ ** ]

     11.2   [ ** ]

     11.3   [ ** ]

     11.4   [ ** ]

     11.5   [ ** ]

12.  CONFIDENTIAL INFORMATION

     12.1 Confidential Information. Except as specifically set forth in Section 12.2, neither party shall, without the prior written consent of the other party, provide, disclose, transfer or otherwise make available any Confidential Information, or any portion or copy thereof, to any third party. Each party shall take the same security precautions to protect against disclosure or unauthorized use of the Confidential Information that it takes with its own confidential information of a similar kind, which in no event shall be less than a reasonable standard of care to prevent any such disclosure or unauthorized use. For purposes of this Agreement, "Confidential Information" shall mean all non-public information relating to the other party's business, including (i) technical, marketing, financial, personnel, planning, medical records, (ii) other information that is marked confidential or which the receiving party should reasonably to know to be confidential given the nature of the information and the circumstance of disclosure, and (iii) this Agreement and the terms and conditions hereof; provided, however, that Confidential Information will not include any information:

               12.1.1 lawfully obtained or created by either party independently of, and without use of, Confidential Information and without breach of any obligation of confidence;

               12.1.2 that is in or enters the public domain without breach of any obligation of confidence; or

               12.1.3 required to be disclosed by law, to the extent required to comply with that legal requirement, provided that the party making such disclosure will promptly notify the other party of such requirement and allow the other party a reasonable opportunity to request confidential treatment of such information.

     12.2 Use and Disclosure. Notwithstanding the requirements of Section 12.1, each party may (i) disclose Confidential Information to its employees or contractors solely to the extent that they need to know such Confidential Information for the purposes of this Agreement, and who are bound by confidentiality terms with respect to that Confidential Information no less restrictive than those contained in Section 12.1; and (ii) use Confidential Information only for the purpose of performing its obligations under this Agreement.

     12.3 Return of Confidential Information. Each party will return to the other party, and destroy or erase all of the other party's Confidential Information in tangible form, upon the expiration or termination of this Agreement, and each party will promptly certify in writing to the other party that it has done so.

     12.4 Use of Purchase Information. Without limiting the generality of the foregoing provisions of this Section 12, McKesson will not distribute Omnicare purchase information for reasons other than the submission of chargeback requests to the manufacturer, without the express written authorization of an officer of Omnicare.

13.  MISCELLANEOUS

     13.1 External Event.

               13.1.1 For purposes of this  Section,  an "External  Event" shall mean an event or series of events [ ** ] that has or is likely to have a [ ** ]. By way of illustration and not of limitation, an External Event may include [ ** ]. In response to a [ ** ]. The [ ** ] shall identify the [ ** ]. As soon as practicable after receipt of such [ ** ], but in any event [ ** ]. Simultaneously with such receipt, [ ** ], which notice shall set forth the [ ** ]. If, [ ** ], the parties [ ** ]. If there [ ** ].

               13.1.2 Each party agrees that prior to filing any lawsuit or other legal action against the other party regarding any issue or dispute arising out of or otherwise relating to this Section 13.1, the parties will submit such issue or dispute to mediation pursuant to Section 11.5 of this Agreement.

     13.2 Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that Omnicare may assign its rights and obligations under this Agreement, without the prior written consent of McKesson, to a successor to Omnicare's business by reason of merger, sale of all or substantially all of Omnicare's assets or similar transaction; provided, further, however, that MHS may assign its rights and obligations under this Agreement, without the prior written consent of Omnicare, to a subsidiary or parent of MHS.

     13.3 Severability. If all or part of a provision of this Agreement is found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the remainder of that provision and all other provisions of this Agreement will not be affected.

     13.4 Notices. All notices directed to the parties' legal rights and remedies, under this Agreement will be provided in writing and will reference this Agreement. Such notices will be deemed given: (i) if sent by facsimile, when complete transmission to the recipient is confirmed by the sender's facsimile machine; (ii) if sent by postage prepaid registered or certified U.S. Post mail, then five (5) working days after sending; or (iii) if sent by commercial courier, then at the time of receipt confirmed by the recipient to the courier on delivery. All notices to a party will be sent to its address set forth below, or to such other address as may be designated by that party by notice to the sending party in accordance with this section:

               If to MHS:

               McKesson Health Systems
               One Post Street, 30th Floor
               San Francisco, California  94104
               Attention: Director, Sales Proposals & Contract Development
                          McKesson Pharmaceutical
                          Fax: (415) 983-8430

               With a copy to:

               Law Department

               McKesson Corporation
               One Post Street, 34th Floor
               San Francisco, California 94104
               Attention: Counsel
                          McKesson Health Systems
                          Fax: (415) 983-9369

               If to Omnicare, Inc.:
               Omnicare, Inc.
               1600 RiverCenter II
               100 East RiverCenter Blvd.
               Covington, Kentucky 41011
               Attention: Timothy Bien
                          Senior Vice President,
                          Professional Services and Purchasing
                          Fax: (859) 392-3300
                          Phone: (859) 392-3360

    13.5 Waiver. Any failure of a party to exercise or enforce any of its rights under this Agreement will not act as a waiver of such rights.

    13.6 Force Majeure. A party will not be liable to the other party for any failure or delay in performance caused by fires, shortage of materials or transportation, government acts, acts of terrorism, or any other matters beyond the first party's reasonable control, and such failure or delay will not constitute a material breach of this Agreement.

    13.7 Amendment. This Agreement may be modified, or any rights under it waived, only by a written document executed by both parties.

    13.8 Publicity. Following the execution of this Agreement, the parties may issue a joint press release or other public announcement regarding the execution of this Agreement, in such form as mutually agreed by the parties. No other public announcement or press release regarding this Agreement or the activities performed under this Agreement shall be made by either party except as may be required, upon the advice of independent counsel to such party, in order to prevent liability to such party under applicable securities laws or otherwise with the prior written consent of the other party.

    13.9 Counterparts. The parties may execute this Agreement and each Contract Supplement in one or more counterparts, each of which will be an original, and which together will constitute one instrument.

    13.10 Relationship of Parties. Each party enters into and performs this Agreement as an independent contractor of the other party. This Agreement will not be construed as constituting a relationship of employment agency, partnership, joint venture or any other form of legal association, except as expressly set forth in this Agreement. Each party will have no power, and will not represent that it has any power, to bind the other party or to assume or to create any obligation or responsibility on behalf of the other party or in the other party's name.

    13.11 Antikickback Compliance. IT IS THE INTENT OF THE PARTIES TO ESTABLISH A BUSINESS RELATIONSHIP WHICH COMPLIES WITH THE MEDICARE AND MEDICAID ANTI-KICKBACK STATUTE AS SET FORTH AT 42 U.S.C. Section 1320a-7b (b). IN CERTAIN INSTANCES, INVOICES MAY NOT ACCURATELY REFLECT THE NET COST OF PRODUCT TO OMNICARE. IN ACCORDANCE WITH 42 C.F.R. Section 1001.952(h), MHS (AS SELLER) WILL (A) FULLY AND ACCURATELY REPORT ANY DISCOUNT ON INVOICES, STATEMENTS, OR REPORTS SUBMITTED TO OMNICARE OR OMNICARE FACILITIES, OR (B) WHERE THE VALUE OF A

          DISCOUNT IS NOT KNOWN AT THE TIME OF A SALE, FULLY AND ACCURATELY REPORT THE EXISTENCE OF A DISCOUNT PROGRAM ON THE INVOICE, STATEMENT, OR REPORTS SUBMITTED TO OMNICARE OR OMNICARE FACILITIES AND, WHEN THE VALUE OF THE DISCOUNT BECOMES KNOWN, PROVIDE OMNICARE AND OMNICARE FACILITIES WITH DOCUMENTATION OF THE CALCULATION IDENTIFYING THE SPECIFIC GOODS OR SERVICES PURCHASED TO WHICH THE DISCOUNT WILL BE APPLIED TO OMNICARE AS BUYER. WHERE A DISCOUNT OR OTHER REDUCTION IN PRICE IS APPLICABLE, THE PARTIES ALSO INTEND TO COMPLY WITH THE REQUIREMENTS OF 42 U.S.C. Section 1320a-7b (b) (3) (A) AND THE "SAFE HARBOR" REGULATIONS REGARDING DISCOUNTS OR OTHER REDUCTIONS IN PRICE SET FORTH AT 42 C.F.R. Section 1001.952(h). IN THIS REGARD, THE PARTIES ACKNOWLEDGE THAT MHS WILL SATISFY ANY AND ALL REQUIREMENTS IMPOSED ON SELLERS BY THE SAFE HARBOR AND OMNICARE AND/OR OMNICARE FACILITIES WILL SATISFY ANY AN ALL REQUIREMENTS IMPOSED ON BUYERS. THUS, OMNICARE AND/OR OMNICARE FACILITIES WILL ACCURATELY REPORT, UNDER ANY STATE OR FEDERAL PROGRAM WHICH PROVIDES COST OR CHARGE BASED REIMBURSEMENT FOR THE PRODUCTS AND SERVICES COVERED BY THIS AGREEMENT, THE NET COST ACTUALLY PAID BY A OMNICARE FACILITY. IN THE EVENT EITHER PARTY DETERMINES THAT THIS DISCOUNT PROGRAM MAY NOT COMPLY WITH SUCH STATUTES, THE PARTIES AGREE TO WORK TOGETHER TO ESTABLISH A DISCOUNT STRUCTURE THAT MEETS THE REQUIREMENTS OF SUCH STATUTES. TO THE EXTENT ANY APPLICABLE LAW, REGULATION, OR GOVERNMENTAL OR JUDICIAL ORDER REQUIRES DISCLOSURE TO ANY GOVERNMENTAL AGENCY OF ANY INFORMATION REGARDING MHS'S SALE OF PRODUCTS TO OMNICARE UNDER THIS AGREEMENT MHS WILL USE REASONABLE BEST EFFORTS TO PROVIDE OMNICARE PRIOR NOTICE BEFORE MAKING SUCH DISCLOSURE.

     13.12 Construction of Agreement. This Agreement has been negotiated by the parties and its provisions will not be presumptively construed for or against either party. The headings and section titles in this Agreement are used for convenience only, and will not affect the construction or interpretation of this Agreement.

     13.13 Special Indemnity

          13.13.1 In addition to all other amounts to be paid to MHS in connection with this Agreement, Omnicare agrees to indemnify MHS as provided herein from [ ** ]. Specifically, Omnicare shall indemnify MHS for [ ** ] in which MHS has received the full benefit of this Agreement or the prior supply agreement between MHS and Omnicare [ ** ]. Omnicare agrees to pay any indemnified loss amount to MHS in immediately available [ ** ], and Omnicare guarantees that MHS will timely receive such a payment of that supplemental amount to cover such part of that loss.

          13.13.2 "[ ** ]" shall mean any of the following occurring on or before [ ** ]:

               13.13.2.1 [ ** ] and

               13.13.2.2 any of the following by Omnicare:

                    13.13.2.2.1 If Omnicare shall [ ** ]; or

                    13.13.2.2.2 If Omnicare shall [ ** ]; or

                    13.13.2.2.3 If Omnicare shall [ ** ]; or

                    13.13.2.2.4 If Omnicare shall [ ** ]; or

                    13.13.2.2.5 If Omnicare shall [ ** ].

     13.14 [ ** ]. MHS shall use [ ** ] to provide Omnicare [ ** ].


     13.15 Governing Law. This Agreement and all rights and liabilities of the parties shall be subject to and governed by the substantive law (and not the choice of law rules) of the State of New York.

     13.16 Entire Agreement. This Agreement embodies the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, understandings and representations with the exception of any promissory note, security agreement or other credit or financial related document(s) executed by Omnicare or between Omnicare and McKesson. This Agreement may not be modified, supplemented or extended except by a writing signed by both parties. This Agreement supersedes any and all prior MHS agreements and discount plans in which any Omnicare Facility may currently be participating.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OMNICARE, INC.                             MCKESSON CORPORATION


By: /s/ Timothy E. Bien                    By: /s/ Paul C. Julian
-------------------------------            -------------------------------------
Signature                                  Signature


        Timothy E. Bien                            Paul C. Julian
-------------------------------            -------------------------------------
Printed Name                               Printed Name


        Senior Vice President                      President, Supply Solutions
-------------------------------            -------------------------------------
Title                                      Title


        December 23, 2003                          December 23, 2003
-------------------------------            -------------------------------------
Date                                       Date

                                    EXHIBIT A

                                   DEFINITIONS

"ACH" has the meaning set forth in Section 4.6.4.1.

"Additional Products" has the meaning set forth in Section 5.1.

"Confidential Information" has the meaning set forth in Section 12.1.

"Contract Price" means the cost (before distribution fees) for a Contract Product determined pursuant to the pricing contract (to which MHS has access) negotiated by Omnicare or the group purchasing organization to which it is a member and the manufacturer of the Contract Product.

"Omnicare Facilities" has the meaning set forth in Section 2.2.

"Cost" has the meanings set forth in Section 4.

"EFT" has the meaning set forth in Section 4.6.4.1

"Pharmaceutical Products" has the meaning set forth in Section 2.1.1 and Section 5.1.

"Prime Vendor" means that MHS shall be the first choice for the purchase of all Pharmaceutical Products normally purchased through wholesale pharmaceutical distributors.

"Products" means collectively Pharmaceutical Products, Additional Products and any and all of the pharmaceutical products and related healthcare products available for sale from MHS.

"Service Level" has the meaning set forth in Section 6.

"Slow Moving Inventory" means Products that MHS determine are not moving or slow moving.

                                    EXHIBIT B

                            OMNICARE FACILITIES LIST

--------------------------------------------------------------------------------
                                                              Estimated Monthly
 Omnicare Facility Name       Omnicare Facility Address       Purchasing Volume
--------------------------------------------------------------------------------

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